Exhibit 99.1
TechTarget Reports Second Quarter 2008 Financial Results

Total Revenues Grow 19%, Online Revenue Grows 28%

Needham, MA – August 13, 2008 – TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the second quarter ended June 30, 2008. Total revenues for the second quarter increased by 19% to $29.4 million compared to $24.6 million for the comparable prior year quarter. Online revenue increased by 28% to $20.8 million compared to $16.3 million for the second quarter of 2007 and represented 71% of total revenues. Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) for the second quarter decreased by 1% to $7.5 million compared to $7.6 million for the comparable prior year quarter.

“Despite a very tough macro environment, we are proud that we grew online revenue by 28% and maintained 26% adjusted EBITDA margins,” said Greg Strakosch, Chairman and CEO of TechTarget.  “We look at the economic downturn as an opportunity to strengthen our competitive position and gain market share by taking advantage of the long term trends that are clearly in our favor.”

Total gross profit margin for the quarter was 69% compared to 70% for the comparable prior year quarter. Online gross profit margin for the quarter was 74% compared to 76% for the comparable prior year quarter.

Net income for the quarter was $1.7 million compared to $3.2 million for the comparable prior year quarter. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) was $4.3 million compared to $4.9 million for the comparable prior year quarter. Net income per diluted share for the quarter was $0.04 compared to net income per diluted share of $0.08 on a pro forma basis for the comparable prior year quarter. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the quarter was $0.10 compared to $0.13 on a pro forma basis for the comparable prior year quarter.  As of June 30, 2008 TechTarget had $67.7 million of cash, cash equivalents and short term investments, and bank debt of $4.5 million.

Recent Company Highlights

•
Launched DesktopReview.com™ to support the information requirements of IT professionals researching which desktop computers to purchase. DesktopReview.com is the fifth site offered under the TechnologyGuide.com™ banner, and joins NotebookReview.com™ in supporting the information needs of buyers of personal computers.

•
ITKnowledgeExchange.com™, IT social media Web site, was named as one of the “10 Great Web Sites” in the June Media Business magazine special report. All content within this community is peer generated and includes contributions by industry experts interested in supporting the IT community with their expertise.  Other sites recognized by Media Business include CNNMoney (Time Warner), MarketWatch (Dow Jones & Co.), and Aviation Week (McGraw-Hill Cos.).

•
Won 12 Awards for editorial excellence from independent organizations, including eight Awards of Excellence from the American Society of Business Publication Editors (ASBPE) and four awards from Trade Association and Business Publications International (TABPI).

•
Named for the eighth consecutive year by BtoB Magazine to the “Media Power 50” list of the 50 most powerful business-to-business advertising venues. TechTarget was ranked #8 overall. Other venues listed in the 2008 Top 10 of the Media Power 50 include Google, The Wall Street Journal, BusinessWeek, CNNMoney and Forbes.

Financial guidance
In the third quarter of 2008, the Company expects total revenues to be within the range of $25.0 million to $26.0 million and adjusted EBITDA to be within the range of $4.3 million to $5.1 million.

As previously announced on July 24, 2008, the Company expects 2008 total annual revenues to be within the range of $108 and $112 million and adjusted EBITDA to be within the range of $25 and $27 million. Additionally, the Company expects its online revenue for 2008 to grow between 24% - 30%.

Conference Call and Webcast
TechTarget will discuss these financial results in a conference call at 4:30 pm (Eastern Time) today (August 13, 2008). The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 713-4199 (US callers) or 617-213-4861 (International callers) ten minutes prior to the call and referencing participant pass code 44203165 for both domestic and international callers.  Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PJVWNDMGT  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
(Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning August 13, 2008 at 6:30 p.m. ET through August 27, 2008 at 11:59pm (ET). To listen to the replay, dial 888-286-8010 and use the pass code 55515502. International callers should dial 617-801-6888 and also use the pass code 55515502 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA Margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “adjusted EBITDA Margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues.  The term “ adjusted net income “ refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The term “adjusted net income per share “ refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA Margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA Margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements
Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget
TechTarget, a leading online Information Technology (IT) media company, provides IT companies with ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues.  With its network of over 50 technology-specific Web sites and over 6.6 million registered members, TechTarget is a primary Web destination for IT professionals researching which products to purchase.  The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of vendor-sponsored Webcasts and Podcasts for the IT market.  Its Web sites are complemented by numerous invitation-only events and two magazines.  TechTarget provides proven lead generation and branding programs to over 1,100 advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2008 TechTarget, Inc. All rights reserved. TechTarget  and the TechTarget logo are registered trademarks, and DesktopReview.com, ITKnowledgeExchange.com, and The IT Media ROI Experts are trademarks, of TechTarget, Inc. All other trademarks are the property of their respective owners.

TechTarget, Inc.
Consolidated Balance Sheets
(in $000's)

	June 30, 2008	December 31, 2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$49,369	$10,693
Short-term investments	18,348	51,308
Accounts receivable, net of allowance for doubtful accounts	17,131	15,198
Prepaid expenses and other current assets	4,837	1,962
Deferred tax assets	2,743	2,947
Total current assets	92,428	82,108

Property and equipment, net	3,780	4,401
Goodwill	88,326	88,326
Intangible assets, net of accumulated amortization	19,177	21,939
Deferred tax assets	3,354	2,910
Other assets	198	203

Total assets	$207,263	$199,887

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of bank term loan payable	$3,000	$3,000
Accounts payable	4,158	2,919
Income taxes payable	208	1,031
Accrued expenses and other current liabilities	1,803	2,473
Accrued compensation expenses	688	2,600
Deferred revenue	5,440	3,761
Total current liabilities	15,297	15,784

Long-term liabilities:
Other liabilities	392	455
Bank term loan payable, net of current portion	1,500	3,000
Total liabilities	17,189	19,239

Commitments	-	-

Stockholders' equity:
Common stock	42	41
Additional paid-in capital	217,577	209,773
Warrants	3	13
Accumulated other comprehensive loss	(91)	(102)
Accumulated deficit	(27,457)	(29,077)
Total stockholders' equity	190,074	180,648

Total liabilities and stockholders' equity	$207,263	$199,887

TechTarget, Inc.
Consolidated Statements of Operations
(in $000's, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)
Revenues:
Online	$20,844	$16,330	$39,707	$30,039
Events	7,262	6,350	11,247	9,289
Print	1,274	1,924	2,296	3,621
Total revenues	29,380	24,604	53,250	42,949

Cost of revenues:
Online (1)	5,481	3,900	10,650	7,425
Events (1)	2,923	2,410	4,750	3,782
Print (1)	632	999	1,178	2,128
Total cost of revenues	9,036	7,309	16,578	13,335

Gross profit	20,344	17,295	36,672	29,614

Operating expenses:
Selling and marketing (1)	8,885	6,388	17,329	12,540
Product development (1)	2,890	1,596	5,652	3,344
General and administrative (1)	3,459	2,943	7,254	5,553
Depreciation	581	364	1,305	694
Amortization of intangible assets	1,332	1,041	2,812	1,800
Total operating expenses	17,147	12,332	34,352	23,931

Operating income	3,197	4,963	2,320	5,683

Interest income (expense):
Interest income	368	655	900	1,015
Interest expense	(100)	(278)	(214)	(705)
Total interest income (expense)	268	377	686	310

Income before provision for income taxes	3,465	5,340	3,006	5,993

Provision for income taxes	1,733	2,092	1,386	2,428

Net income	$1,732	$3,248	$1,620	$3,565

Net income (loss) per common share:
Basic	$0.04	$0.07	$0.04	$(0.02)
Diluted	$0.04	$0.06	$0.04	$(0.02)

Weighted average common shares outstanding:
Basic	41,375,997	24,295,344	41,267,207	16,246,313
Diluted	43,598,364	27,243,822	43,531,804	16,246,313

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$39	$70	$137	$140
Cost of events revenue	25	11	47	23
Cost of print revenue	4	10	4	19
Selling and marketing	1,347	588	2,739	1,124
Product development	140	73	280	146
General and administrative	858	446	1,459	817

TechTarget, Inc.
Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income to Adjusted EBITDA
(in $000's)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)

Net Income	$1,732	$3,248	$1,620	$3,565
Interest Income, net	268	377	686	310
Provision For Income Taxes	1,733	2,092	1,386	2,428
Depreciation	581	364	1,305	694
Amortization of Intangible Assets	1,332	1,041	2,812	1,800
EBITDA	5,110	6,368	6,437	8,177
Stock-Based Compensation Expense	2,413	1,198	4,666	2,269
Adjusted EBITDA	$7,523	$7,566	$11,103	$10,446

Reconciliation of Net Income to Adjusted Net Income
and Net Income (Loss) per Diluted Share to Adjusted Net Income per Share
(in $000's, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)

Net Income	$1,732	$3,248	$1,620	$3,565
Amortization of Intangible Assets	1,332	1,041	2,812	1,800
Stock-Based Compensation Expense	2,413	1,198	4,666	2,269
Impact of Income Taxes	1,142	542	2,793	1,134
Adjusted Net Income	$4,335	$4,945	$6,305	$6,500

Net Income (Loss) per Diluted Share	$0.04	$0.06	$0.04	$(0.02)
Weighted Average Diluted Shares Outstanding	43,598,364	27,243,822	43,531,804	16,246,313

Adjusted Net Income per Share	$0.10	$0.13	$0.14	$0.17
Adjusted Weighted Average Diluted Shares Outstanding	43,598,364	39,430,305	43,531,804	37,388,527
Options and Warrants, Treasury Method Included in Adjusted Weighted Average Diluted Shares Above	-	-	-	2,862,490
Pro Forma Adjustment Including Assumed Conversion of Redeemable Convertible Preferred Stock	-	12,186,483	-	18,279,724
Weighted Average Diluted Shares Outstanding	43,598,364	27,243,822	43,531,804	16,246,313

TechTarget, Inc.
Financial Guidance Summary
(in $000's)

	For the Three Months Ended September 30, 2008		For the Year Ended December 31, 2008
	Range		Range

Revenues	$25,000	$26,000	$108,000	$112,000

Adjusted EBITDA	$4,300	$5,100	$25,000	$27,000
Interest income, net	260	260	1,216	1,216
Provision for income taxes	195	619	4,752	5,812
Depreciation, amortization and stock-based compensation	4,192	4,192	17,250	17,250
Net income	$173	$549	$4,214	$5,154